Exhibit 21.1
Fidelity National Information Services, Inc.
A Georgia corporation
List of Subsidiaries
As of 12/31/2009
169 subsidiaries

Company	Incorporation
AdminiSource Communications, Inc.	Texas

Advanced Financial Solutions, Inc.	Oklahoma

AGES Participacoes Ltda.	Brazil

Aircrown Ltd.	United Kingdom

ALLTEL Servicios de Informacion (Costa Rica) S.A.	Costa Rica

Analytic Research Technologies, Inc.	Minnesota

Armed Forces Financial Network, LLC (50%)	Florida

Asset Exchange, Inc.	Delaware

ATM Management Services, Inc.	Minnesota

Aurum Technology LLC	Delaware

BenchMark Consulting International Europe GmbH	Germany

BenchMark Consulting International N A, Inc.	Georgia

BenchMark Consulting International UK Ltd.	United Kingdom

BenSoft, Incorporated	California

C&E Holdings Luxembourg S.a.r.l.	Luxembourg

Card Brazil Holdings, Inc.	Georgia

Card Brazil LLC	Georgia

Central Credit Services, Ltd.	United Kingdom

Company	Incorporation

Certegy Australia Limited	United Kingdom

Certegy Canada Company	Canada

Certegy Card Services B.V.	The Netherlands

Certegy Card Services Ltd.	United Kingdom

Certegy Check Services, Inc.	Delaware

Certegy Dutch Holdings B.V.	The Netherlands

Certegy France Ltd.	United Kingdom

Certegy Ireland Limited	Ireland

Certegy Ltd.	United Kingdom

Certegy New Zealand Ltd.	New Zealand

Certegy Payment Recovery Services, Inc.	Georgia

Certegy Pty Ltd.	Australia

Certegy SNC	France

Certegy UK Holdings B.V.	The Netherlands

ChexSystems Collection Agency, Inc.	Minnesota

Chex Systems Inc.	Minnesota

ClearCommerce Corporation	Delaware

ClearPar, LLC	New York

Delmarva Bank Data Processing Center, LLC	Delaware

Deposit Payment Protection Services, Inc.	Delaware

EFD Asia, Inc.	Minnesota

EFD Processing and Software Services (Thailand) Limited (99%)	Thailand

eFunds (Canada), Inc.	Canada

Company	Incorporation

eFunds Corporation	Delaware

eFunds Global Holdings Corporation	Minnesota

eFunds Holdings Limited	United Kingdom

eFunds International Limited	United Kingdom

eFunds IT Solutions Group, Inc.	Delaware

Endpoint Exchange, LLC	Oklahoma

Everlink Payment Services, Inc. (51%)	Canada

Fidelity Information and Technology Services (Beijing) Co., Ltd.	China

Fidelity Information Services Brasil Participacoes Ltda. (79.9%)	Brazil

Fidelity Information Services Canada Limited	Canada

Fidelity Information Services (France) SARL	France

Fidelity Information Services Holdings B.V.	The Netherlands

Fidelity Information Services (Hong Kong) Limited (99.9%)	Hong Kong

Fidelity Information Services, Inc.	Arkansas

Fidelity Information Services India Private Limited	India

Information Services Luxembourg & Co. C.V.	The Netherlands

Fidelity Information Services International Holdings, Inc.	Delaware

Fidelity Information Services International Holdings, LLC	Delaware

Fidelity Information Services International, Ltd.	Delaware

Fidelity Information Services Limited	England

Fidelity Information Services (Thailand) Limited (99.9%)	Thailand

Fidelity International Resource Management, Inc.	Delaware

Fidelity National Asia Pacific Holdings, LLC	Georgia

Company	Incorporation

Fidelity National Card Services, Inc.	Florida

Fidelity National E-Banking Services, Inc.	Georgia

Fidelity National Europe LLC	Georgia

Fidelity National First Bankcard Systems, Inc.	Georgia

Fidelity National Global Card Services, Inc.	Florida

Fidelity National Information Services C.V.	The Netherlands

Fidelity National Information Services, LLC	Delaware

Fidelity National Information Services (Netherlands) B.V.	The Netherlands

Fidelity National Information Solutions Canada, Inc.	Canada

Fidelity National Information Solutions, Inc.	Delaware

Fidelity National Participacoes Ltda.	Brazil

Fidelity National Payment Services, Inc.	Delaware

Fidelity National Servicos de Tratamento de Documentos e Informacoes Ltda.	Brazil

Fidelity National Transaction Services, Inc.	Georgia

Fidelity Output Solutions, LP	Texas

Fidelity Outsourcing Services, Inc.	Delaware

Fidelity Participacoes e Servicos Ltda.	Brazil

Fidelity Processadora e Servicos S.A. (51%)	Brazil

Fidelity Servicos de Informatica Brasil Ltda. (99.9%)	Brazil

Fidelity Supply, LP	Texas

Fidelity Verwaltungs —GmbH	Germany

Financial Insurance Marketing Group, Inc.	District of Columbia

FIS Australasia Pty Ltd.	Australia

Company	Incorporation

FIS Capital, LLC	California

FIS Capital Leasing, Inc.	Delaware

FIS Card Processing Services (Chile) S.A.	Chile

FIS Card Services Caribbean, Ltd.	Barbados

FIS Card Services (Thailand) Co., Ltd.	Thailand

FIS Core Processing Services, LLC	Delaware

FIS Financial Solutions Canada Inc.	Canada

FIS Global Recovery Services India Private Limited	India

FIS Global Business Solutions India Private Ltd. (99%)	India

FIS Global Solutions Philippines, Inc.	Philippines

FIS Holdings (Cayman Islands) Ltd.	Cayman Islands

FIS Holdings (Germany) GmbH	Germany

FIS Holdings Mauritius	Mauritius

FIS Item Processing Services, LLC	Delaware

FIS Management Services, LLC	Delaware

FIS Output Solutions, LLC	Georgia

FIS Pakistan (Private) Limited	Pakistan

FIS Payment Services (Canada) Corporation	Canada

FIS Payments Solutions & Services India Private Limited (99%)	India

FIS Prepaid Solutions (Asia Pacific) Pte. Ltd.	Singapore

FIS Receivables SPV, LLC	Delaware

FIS Technology Services (New Zealand) Limited	New Zealand

Company	Incorporation

FIS Technology Services (Poland) Sp. z.o.o.	Poland

FIS Technology Services Taiwan Company Limited	Taiwan

FNIS Holding Brasil Ltda.	Brazil

FNIS International Investments C.V.	The Netherlands

FNIS Istanbul Danismanlik Limited Sirketi	Turkey

FNIS UK Holding Ltd.	United Kingdom

GHR Systems Canada, Inc.	Canada

GHR Systems, Inc.	Pennsylvania

i DLX Holdings B.V. in liquidatie (99%)	Netherlands

i DLX International B.V.	Netherlands

Information Services Luxembourg S.a.r.l.	Luxembourg

InterCept Data Services, Inc.	Alabama

InterCept, Inc.	Georgia

Kirchman Company, LLC	Delaware

Kirchman Corporation	Wisconsin

KORDOBA B.V.	The Netherlands

KORDOBA GmbH	Germany

Link2Gov Corp.	Tennessee

MBI Benefits, Inc.	Michigan

Metavante Acquisition Company II, LLC	Delaware

Metavante Canada Corporation	Canada

Metavante Corporation	Wisconsin

Metavante Holdings, LLC	Delaware

Company	Incorporation

Metavante Investments (Mauritius) Limited	Mauritius

Metavante Limited	United Kingdom

Metavante Payment Services, LLC	Delaware

Metavante Payment Services AZ Corporation	Arizona

Metavante Operations Resources Corporation	Delaware

Metavante Technologies Limited	United Kingdom

Monitise Americas, LLC (51%)	Delaware

Never Compromise, LLC	Delaware

NYCE Payments Network, LLC	Delaware

Partech Ltda. (51%)	Brazil

Payment Brasil Holdings Ltda.	Brazil

Payment Chile S.A.	Chile

Payment Solutions Group Luxembourg S.a.r.l.	Luxembourg

Payment South America Holdings, Inc.	Georgia

Payment South America LLC	Georgia

Penley, Inc.	Georgia

Prime Associates, Inc.	Delaware

Profile Partners GP, L.P. (40%)	Delaware

Profile Venture Partners Capital Fund I L.P. (74.7482%)	Delaware

PVP Advisors, LLC(62%)	Delaware

PVP Management, LLC (34%)	Delaware

Retail Credit Management Limited	United Kingdom

Sanchez Capital Services Private Limited (20%)	India

Company	Incorporation

Sanchez Computer Associates, LLC	Delaware

Sanchez Computer Associates Pty Limited	Australia

Sanchez Software, Ltd.	Delaware

Second Foundation Europe sro	Czech Republic

Second Foundation, Inc.	California

Transaction Services, Inc.	Florida

Transax Limited	United Kingdom

TREEV LLC	Nevada

Valutec Card Solutions, LLC	Delaware

VECTORsgi, Inc.	Delaware

Vicor, Inc.	Nevada

Viv plc	United Kingdom

WCS Administrative Services, Inc.	Florida

WildCard Systems, Inc.	Florida